NUMBER                                                             SHARES
[    ]                       e-MedSoft.com                       [        ]
             Incorporated Under the Laws of the State of Nevada
               100,000,000 Authorized Shares $.001 Par Value

                                                        CUSIP 26873Q 10 1
                                                           See Reverse
                                                      For Certain Definitions

THIS CERTIFIES THAT _______________________________

Is The Owner Of ___________________________________

   FULLY PAID AND NON-ASSESSABLE SHARES OF $.001 PAR VALUE COMMON STOCK OF


                             e-MedSoft.com

transferable only on the books of the Company in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar.

     IN WITNESS WHEREOF, the said Company has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Company.

Dated: ____________

/s/ John F. Andrews            e-MedSoft.com       /s/ John F. Andrews
John F. Andrews, Secretary     CORPORATE SEAL      John F. Andrews, President
                                   NEVADA

                                             COUNTERSIGNED AND REGISTERED:

                                             American Securities Transfer &
                                              Trust, Inc.
                                             P.O. Box 1596
                                             Denver, Colorado  80201

                                             By____________________________
                                               Transfer Agent and Registrar
                                               Authorized Signature